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PROSPECTUS SUPPLEMENT                         Filed pursuant to Rule 424(b)(3)
To Prospectus Dated July 10, 1998                   Registration No. 333-57251


                               1,237,917 Shares

                                  GENRAD, INC.

                                  COMMON STOCK

                                -----------------

     This Prospectus Supplement supplements GenRad, Inc.'s Prospectus dated July 10, 1998 that forms a part of its Registration Statement on Form S-3 (File No. 333-57251).

     GenRad recently agreed to terminate contractual volume limitations that had been applicable to holders of shares of common stock issued in connection with GenRad's June 1998 acquisition of Industrial Computer Corporation. Specifically, each of those holders previously had agreed with GenRad that until April 7, 2000, he or it would not sell more than 150,000 of the shares held for his or its account during any calendar month. Effective immediately, no contractual volume limitations remain on holders of these shares.












              The date of this Prospectus Supplement is May 5, 1999.